ADDENDUM
                           EMPLOYMENT CONTRACT BETWEEN

                          THERESE M. MILLER (EMPLOYEE)

                                       and

                           THE JPM COMPANY (EMPLOYER)

Recitals:

     1. Employee is currently employed by Employer, under an employment contract dated the 1st day of July, 1998.

     2. Employee and Employer wish to amend the employment contract to include the additional terms set forth below.

     3. All other terms and conditions of the original employment agreement shall remain in full force and effect.

     Agreement: Paragraph 13 of Employee's Employment Contract shall be amended to include the following additional clauses:

          13.6 Good Cause Termination. In the event of a Change of Control, for a period of six months thereafter, the EMPLOYEE may terminate this Agreement for Good Cause.

          a) Good Cause. Good Cause shall be defined as a reduction by EMPLOYER in the base salary as in effect at the time of the Change in Control.

          13.7 Effect of Good Cause Termination. In the event of a termination by the EMPLOYEE for Good Cause, EMPLOYEE shall be entitled to the same benefits as if the EMPLOYEE had been involuntarily terminated without cause.

          13.8 Non-competition Restriction. In the event of a Change of Control and involuntary termination of EMPLOYEE within six months of such Change of Control, by involuntary termination without cause or by Good Cause resignation, the non-competition restrictions of paragraphs 6, 8 and 9 shall be reduced to twelve months.

THE JPM COMPANY

By:       /s/ Wayne A. Bromfield             Witness:  /s/ Therese M. Miller
                  (Signature)


Employee:
/s/ Therese M. Miller

                                              Witness:  /s/ Danielle Stewart
Date:    16 August 2000